UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022 (January 11, 2022)

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	DGLY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 11, 2022, Digital Ally, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). Set forth below are the two proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on October 22, 2021.

As of the close of business on October 21, 2021, the record date for the Special Meeting, there were an aggregate of 51,983,209 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issued, outstanding and entitled to vote (the “Voting Stock”). Stockholders holding an aggregate of 31,400,147 shares of Voting Stock were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s capital stock that the Company may issue from 100,000,000 shares to 300,000,000 shares, of which all 300,000,000 shares shall be classified as Common Stock (“Proposal No. 1”). The Company’s stockholders did not approve Proposal No. 1. The voting results were as follows

For	Against	Abstain
17,218,320	13,826,690	355,137

Proposal 2 – To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal No. 2”). The Company’s stockholders did not approve Proposal No. 2. The voting results were as follows:

For	Against	Abstain
19,027,821	11,617,076	755,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2022
Digital Ally, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer